UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2011

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 450 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 451-6750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On March 31, 2011, Aventine Renewable Energy Holdings, Inc. (the “Company”) entered into a commitment letter (“the Commitment Letter”) with Macquarie Capital (USA) Inc., effective as of March 25, 2011, (“Macquarie”) providing for an incremental term loan facility in the aggregate principal amount of $25.0 million (the “New Term Loan”) under the Company’s existing senior secured term loan credit agreement (the “Term Loan Agreement”) entered into on December 22, 2010 with Citibank, N.A., as administrative agent and as collateral agent, the lenders party thereto, Citigroup Global Markets Inc. and Jefferies Finance LLC, as joint lead arrangers and joint book-runners, and Citibank, N.A. and Jefferies Finance LLC, as co-syndication agents.  Under the Term Loan Agreement, the lenders provided to the Company an aggregate principal amount $200 million term loan facility (the “Term Loan Facility”).  Under the Term Loan Agreement, subject to the satisfaction of certain conditions, including that no default or event of default shall have occurred and pro forma compliance with the financial covenants after giving effect to the borrowings thereunder, the Company may request the creation of one or more new tranches of term loans or increase in the total commitments under the Term Loan Agreement in an amount up to $25.0 million.  The New Term Loan is expected to have the same terms, including, but not limited to, seniority ranking, maturity date, applicable margin and interest rate floor, as the existing Term Loan Facility.  The commitment of Macquarie to provide the New Term Loan is subject to customary conditions, including the absence of a material adverse change in the business, condition (financial or otherwise) or operations of the Company and its subsidiaries, taken as a whole, since December 31, 2010.  There can be no assurance the Company will consummate the New Term Loan or the timing or terms of any such transaction.

Forward Looking Statements

Certain information included in this current report on Form 8-K may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negatives of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include the consummation of the New Term Loan, projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that may cause the Company’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include our ability to obtain and maintain normal terms with vendors and service providers, our estimates of allowed general unsecured claims, unliquidated and contingent claims and estimations of future distributions of securities and allocations of securities among various categories of claim holders, our ability to maintain contracts that are critical to our operations, our ability to attract and retain customers, our ability to fund and execute our business plan and any ethanol plant expansion or completion projects, our ability to receive or renew permits to construct or commence operations of our proposed capacity additions in a timely manner, or at all, laws, tariffs, trade or other controls or enforcement practices applicable to our operations, changes in weather and general economic conditions, overcapacity within the ethanol, biodiesel and petroleum refining industries, availability and costs of products and raw materials, particularly corn, coal and natural gas and the subsequent impact on margins, our ability to raise additional capital and secure additional financing, our ability to service our debt or comply with our debt covenants, our ability to attract, motivate and retain key employees, liability resulting from actual or potential future litigation or the outcome of any litigation with respect to our auction rate securities or otherwise, and plant shutdowns or disruptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 5, 2011

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ Calvin Stewart
	Name:	Calvin Stewart
	Title:	Chief Accounting and Compliance Officer